UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2009

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  Other Events.

Subsequent to today’s quarterly webcast, the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Department of Justice (the “DOJ”) publicly announced on July 30, 2009, the settlement of Helmerich & Payne, Inc.’s (“Company”) previously disclosed Foreign Corrupt Practices Act matter. The settlements involved improper payments made by the Company’s second-tier subsidiaries in Latin America.  A majority of these payments were made indirectly through customs brokers in connection with the Company’s efforts to secure customs clearances.  As previously disclosed, the Company had voluntarily reported this matter and the results of its investigation to the DOJ and SEC.

In connection with the SEC settlement, the Company has agreed to cease and desist from committing or causing any violations of the books and records and internal controls provisions of sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has agreed to pay $375,681.22 in disgorgement and prejudgment interest to the SEC.  In addition, the Company has entered into a non-prosecution agreement with the DOJ in which the DOJ has agreed not to prosecute the Company or its subsidiaries or affiliates and the Company will pay a civil penalty of $1,000,000 to the DOJ.  In connection with the settlements, the Company will take additional remedial action to further enhance its compliance programs.  There are no criminal charges involved in the settlements and disciplinary action has been taken by the Company with respect to certain employees involved in the matter, including in some cases, termination of employment.  Both settlements recognize the Company’s voluntary disclosure, cooperation with both agencies, and its proactive remedial efforts.

This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009	HELMERICH & PAYNE, INC.

	By:	/s/ Steven R. Mackey
Name: Steven R. Mackey
Title: Executive Vice President, Secretary and General Counsel